UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 9, 2006

Natus Medical Incorporated

(Exact name of registrant as specified in its charter)

000-33001

(Commission File Number)

Delaware	77-0154833
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1501 Industrial Road

San Carlos, CA 94070

(Address of principal executive offices)

650-802-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On January 9, 2006, Natus Medical Incorporated (the “Company”) initiated an integration plan (the “Plan”) related to the acquisition by the Company of Bio-logic Systems Corp. (“Bio-logic”). Under the Plan, the Company will be reducing the size of its combined workforce by approximately 23 employees, representing approximately 10% of the workforce of the Company. The objectives of the Plan are to eliminate redundant costs resulting from the merging of the Company and Bio-logic and improve efficiencies in operations. A majority of notifications to employees was completed during the week of January 9, 2006, and the Company expects that all of the staff reductions will be completed by March 31, 2006. The Company anticipates its combined workforce will be approximately 217 employees once the Plan is completed.

The Company expects that total employee severance costs related to the staff reductions will be approximately $3.0 million, including costs related to change of control provisions in the employment contracts of the chief executive officer, chief operating officer, and two vice-presidents of Bio-logic totaling approximately $2.7 million. The Company expects that the Plan will be accounted for in accordance with Financial Accounting Standards Board, Emerging Issues Task Force Issue 95.3, “Recognition of Liabilities in Connection with a Purchase Business Combination”, and that all costs associated with the Plan will be recognized as a liability assumed as of the consummation date of the merger. Substantially all of the costs associated with the Plan will result in the outlay of cash.

The Company expects that on an annual basis the Plan will result in a reduction of personnel-related costs of approximately $3.2 million. The Company also believes that it will benefit from other synergies of the acquisition that should result in an additional annual reduction of non-personnel-related operating expenses of approximately $1.0 million.

In addition to historical information, this Current Report on Form 8-K contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, particularly statements regarding the expectations, beliefs, plans, intentions and strategies of Natus. These forward-looking statements include, but are not limited to, the timing of the Plan, the expectation that the Plan will result in a reduction of personnel-related costs, and the expectation that the Company will realize reductions in other non-personnel-related operating costs. These statements relate to future events or Natus’ future financial performance or results, and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and the actual events or results may differ materially. Natus cannot provide any assurance that the future results or the results implied by the forward-looking statements will meet expectations. The results could differ materially due to a number of factors. These risks and uncertainties include the effects of competition, the demand for our products and services, risks inherent in integrating acquired company operations, our ability to expand our sales in international markets, our ability to maintain current sales levels in a mature domestic market, our ability to control costs, and risks associated with bringing new products to market and integrating acquired businesses. Natus disclaims any obligation to update information contained in any forward-looking statement.

More information about potential risk factors that could affect the business and financial results of Natus is included in Natus’ annual report on Form 10-K for the year ended December 31, 2004, and its quarterly reports on Form 10-Q, and in other reports filed from time to time by Natus with the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUS MEDICAL INCORPORATED
(Registrant)

Dated: January 12, 2006	By:	/S/ STEVEN J. MURPHY
Steven J. Murphy
Vice President Finance